Exhibit 10.33


                                  OFFICE LEASE


            THIS LEASE, dated for reference purposes only, the 9th day of September, 1997, is made by and between WILKINSON DEVELOPMENT, INC. ("Lessor") and ACI TELECENTRICS, INCORPORATED ("Lessee").

            1. Premises Leased. Subject to the terms and conditions hereinafter set forth, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor an area within Lessor's office building to be built by Lessor and to be located at 512 East B Street South, City of Ogallala, County of Keith, State of Nebraska (the "Building"). The area being leased is 7,448 square feet of the Building as particularly described on Exhibit A attached hereto and incorporated by reference (the "Premises"). Lessee shall also have available for its use so much of the parking area adjacent to or held for the benefit of the Building as is reasonably necessary for the use of Lessee's employees and customers.

            2. Term. The term of this Lease shall be as follows:

            (a) Effective Date. The effective date of this Lease shall be the 1st day of February, 1998 (the "Effective Date"); provided, however, if possession is not delivered until a later date as provided in Section 2(c) below, then the Effective Date shall be the date that Lessor completes construction of the Building and delivers possession of the Premises to Lessee.

            (b) Term. The term of this Lease shall be ten (10) year(s) commencing on the Effective Date.

            (c) Possession. Lessor shall deliver possession of the Premises to Lessee on the Effective Date. If Lessor fails to deliver possession of the Building to Lessee on the 1st day of February, 1998, or within 30 days after the 1st day of February, 1998, in accordance with the terms hereof, Lessee may, at Lessee's option, terminate this Lease by giving notice of such termination to Lessor, in which event Lessee shall have no obligation or liability to Lessor hereunder.

            (d) Renewal Option. Lessee shall have the option to renew and extend this Lease for two (2) additional terms of five (5) years each, upon the same terms and conditions as provided herein, except rental, by giving Lessor notice of Lessee's election to renew or extend this Lease at least ninety (90) days prior to the expiration of the then current primary or renewal term.

            3. Rental. Lessee shall pay to Lessor as rental for the Premises during the term of this Lease, the sum of $504,000.00 for the entire term of this Lease, to be paid in monthly installments of $4,200.00 each, in advance. The first monthly rental payment (or proportionate share thereof) shall be due on the Effective Date and successive monthly rental payments shall be due and payable on the 1st day of each successive month thereafter. Rental for any portion of a calendar month shall be prorated on a per diem basis. If Lessee shall fail to pay, within 10 days of the due date of the same, any rent, such unpaid rent shall bear interest from the due date thereof to the date of payment at the rate of 16% per annum. Commencing on the first day of each renewal term hereunder (each of which shall be the "Adjustment Date"), the Base Rent shall be increased by an amount equal in proportion to the increase, if any, in the United States Department of Labor Statistics, Consumer Price Index-all items, Urban Consumers (the "CPI"). If the CPI for the applicable Adjustment Date (the "Extension Index") shows an increase over the CPI for the Effective Date, (the "Base Index"), the monthly rent, as determined in this Section 3 shall be multiplied by the percentage increase of the Extension Index for the year of adjustment over the Base Index, the resulting amount to be added to the monthly rent, which amount shall then be the adjusted monthly rent due and payable commencing on the Adjustment Date of that year through the sooner of the next Adjustment Date or the expiration of any Renewal Term of this Lease.

            4. Use. Lessee shall use and occupy the Premises as telemarketing offices, general office space and any other lawful use, other than commercial food service.


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            5. Utilities. Lessor shall provide electricity, water, gas and sewage connection at Lessor's sole cost and expense; provided, however, that Lessee shall pay all of its own telephone connection, equipment and service fees and, to the extent water, gas and/or electricity are separately metered to the Premises, shall pay the cost of the same.

            6. Compliance with Law.

            (a) Lessor covenants and warrants to Lessee that the Premises, including any improvements to be constructed by Lessor pursuant to Section 8 below, does not violate any applicable building code, regulation or ordinance as of the Effective Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of notice of such violation from any source whatsoever, to promptly, at Lessor's sole cost and expense, rectify, correct or eliminate any such violation.

            (b) Except as provided in Section 6(a) above, Lessee shall, at Lessee's sole cost and expense, comply promptly with all applicable statutes, ordinances and regulations in effect during the term of this Lease regulating the use of the Premises by Lessee. Lessee shall not use or permit the use of the Premises in any manner which will tend to create waste or a nuisance or, if there shall be more than one tenant in the Building of which the Premises are a part, shall tend to unreasonably disturb such other tenants.

            7. Signs. Lessee shall be permitted, at Lessee's expense, to erect on the Premises such signs as are reasonably necessary in the judgment of Lessee to apprise the public of Lessee's business. Lessee may remove its signs at the expiration of the term of this Lease.

            8. Lessee Improvements. Lessor shall install and construct, prior to the Effective Date, the Building and those improvements and alterations to the Building described in Exhibit B attached hereto and incorporated by reference herein, which shall be installed and constructed with new materials and in a good and workmanlike manner.

            Lessor hereby grants Lessee the privilege of installing, at Lessee's expense, removable trade fixtures, partitions, equipment, and floor coverings as Lessee deems necessary for purposes of finishing off Lessee's space within the Premises. Lessee shall make no structural alteration or modification of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Lessee may, but shall not be required to, remove any of its trade fixtures, partitions, equipment, and floor covering placed on the Premises on or after the Effective Date hereof.

            9. Maintenance and Repairs. Lessor shall perform all maintenance and repairs to the Premises and the Building of which the Premises are a part, including structural components, foundations, walls, roof, sidewalks, and parking areas, and all heating, ventilating, air conditioning, plumbing and electrical equipment, in order to maintain the same in good, proper and safe condition and repair and shall be responsible for the operation and maintenance of any common areas and facilities provided in connection with the Premises; provided, however, Lessee shall, at its sole expense, keep the interior of the Premises in good order and repair, ordinary wear and tear and damage by fire, water or other casualty excepted. Lessee shall also be responsible for keeping the interior of the Premises clean, changing all light bulbs and filters, removing all trash from the Premises, including hauling away such trash, and keeping the parking areas and sidewalks around the Building free of snow. All damage due to water entering Lessee's facility to be repaired by the Lessor at Lessor's sole expense, which shall include repairing any and all damages to the Premises and Lessee's assets. Lessor shall operate the heating, ventilating and air conditioning equipment in the Building so as to provide a comfortable level of heating and air conditioning within all areas of the Premises at all times; provided, however, if repairs are required to be made to the heating, ventilating and air conditioning equipment in the Building, such repairs shall be made by Lessor in a reasonable period of time.

            10. Property Insurance.

            (a) Lessor's Insurance. Lessee agrees that it will keep the improvements, structures, machinery and equipment in and upon the Building insured, at a minimum, against loss or damage by fire with extended coverage endorsement, vandalism and malicious mischief coverage, in an amount sufficient to prevent Lessee from being a co-insurer under the terms of the applicable policies, but in any event in an amount not less than one hundred percent (100%) of the full replacement value of the Building as determined from time to time. Such insurance shall have a deductible of no less than $1,000.00 per occurrence. Any insurance proceeds to be paid pursuant to such insurance policy shall be paid solely to Lessor. Lessor shall be named as an insured on said policy. Such insurance shall be issued by financially responsible insurers duly authorized to do business in the state where the Premises are located, and shall contain a provision that no act or omission of Lessor or Lessee shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall contain the standard form of waiver of subrogation. The insurance company shall be required to give Lessor not less than thirty (30) days notice in the event of cancellation or material alteration of such coverage. As to any insurable risks of loss or damage to the Building not required to be insured hereunder, Lessor shall bear the cost of the same. Lessor shall be deemed to be a self-insurer as to the deductible or any co-insurance applicable to such insurance coverage and shall pay any deductible or co-insurance amount applicable in the event of such loss or damage.

            (b) Waiver of Subrogation. The parties hereby release each other and their respective officers, employees, and agents from all claims for damage to the Building, Premises and to the fixtures, personal property, equipment and improvements of either Lessor or Lessee in or upon the Building, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties or their respective officers, employees or agents.

            11. Indemnity.

            (a) Insurance Requirements. The parties each agree during the term hereof to maintain adequate public liability and other insurance with reputable, duly qualified insurance companies approved by each other as hereinafter set forth and, upon request, to furnish each other with certificates of insurance properly executed by their respective insurance companies evidencing such fact, giving thirty (30) days notice to the other in the event of cancellation or material alteration of such coverage. The insurance coverage to be maintained by both parties shall be comprehensive general liability insurance, including blanket contractual liability coverage against claims for bodily injury, death and property damage occurring in or about the Building or Premises, affording minimum single limit protection of One Million Dollars ($l,000,000.00) with respect to personal injury or death and property damage occurring or resulting from one occurrence.

            (b) Indemnity by Lessee. Lessee agrees to indemnify and hold harmless Lessor from and against all third-party claims of whatever nature arising from any act, omission or negligence of Lessee, or Lessee's officers, agents or employees, or arising from any accident, injury or damage whatsoever caused to any third person, or to the property of any such person, occurring during the term of this Lease in or about the Building or arising from any accident, injury or damage occurring outside the Building where such accident, damage or injury results from an act or omission on the part of Lessee or its officers, agents or employees. The terms of this paragraph shall survive the termination of this Lease.

            (c) Indemnity by Lessor. Lessor agrees to indemnify and hold harmless Lessee from and against all third-party claims of whatever nature arising from any act, omission or negligence of Lessor or Lessor's officers, agents or employees or arising from any accident, injury or damage whatsoever caused to any third person, or to the property of any such person, occurring during the term of this Lease in or about the Building or arising from any accident, injury or damage occurring outside the Building where such accident, damage or injury results from an act or omission on the part of Lessor or its officers, agents or employees. The terms of this paragraph shall survive the termination of this Lease.

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            12. Surrender. On the last of the term of this Lease, or upon any sooner termination as provided herein, Lessee shall surrender the Premises to Lessor in substantially the same condition as when received, ordinary wear and tear, natural deterioration beyond the control of Lessee, and damage by fire, tornado or other casualty or act of God excepted.

            13. Eminent Domain. If the whole of the Premises, or such portion thereof as will make the Premises unsuitable for the purposes for which they were leased hereunder, shall be taken by any public authority under the power of eminent domain, then in either of such events this Lease shall terminate upon the date of taking by such public authority, and rental shall abate and be accounted for between Lessor and Lessee as of the date of such taking. Such termination shall be without prejudice to the rights of either Lessor or Lessee to recover compensation from such public authority for any loss or damage caused by such taking. Neither Lessor nor Lessee shall have any right or claim in or to any award made to the other by such public authority.

            If any part of the Premises shall be so taken and this Lease shall not terminate under the provisions of the preceding subsection, then the rental shall be equitably reduced in proportion to the area so taken and its effect on Lessee's use, and Lessor shall restore the remaining portion of the Premises at its own expense to the extent necessary to render the Premises suitable for the purposes for which they were leased, and make all repairs to the parking areas and the improvements on the Premises to the extent reasonably necessary to constitute the Building and improvements a complete architectural and functional unit and to restore the Premises as nearly as possible to their prior condition.

            14. Casualty to the Premises.

            (a) Total Destruction. If the Building or the Premises shall be totally or substantially destroyed by fire or other casualty so that the Premises shall be untenantable or unfit for the further use and conduct of Lessee's business, then either Lessor or Lessee shall have the right to terminate this Lease by giving notice to the other party of its election within fifteen (15) days following the occurrence of such damage or destruction, and all rents and other charges shall be adjusted and prorated as of the date of such destruction. As used in this Section, the term "substantially destroyed" shall mean damage to the Building and the Premises equal to or in excess of 25% of the fair market value thereof prior to such destruction.

            (b) Partial Destruction. Except for damage to the Premises caused by the negligence or intentional act of Lessee or Lessee's employees or agents (which will be repaired by Lessee at Lessee's cost), in the event the Premises shall be partially damaged or destroyed by fire or other casualty so that the same are still reasonably tenantable and fit for the continued conduct of Lessee's business (or if neither party elects to terminate under Section 14(a) above), Lessor shall proceed with all reasonable diligence to repair the damage and restore the Premises to substantially their condition immediately prior to the happening of such event. In the event the Premises are not restored and repaired within 90 days after the occurrence of such fire or other casualty, or if it reasonably appears that said repairs and restoration cannot be effected within 90 days following the date of such occurrence, then Lessee may, at its option, terminate this Lease by giving notice to Lessor, which termination shall be effective upon receipt by Lessor.

            (c) Abatement of Rent. In the event of damage or destruction of the Premises, rent shall abate or be reduced proportionately from the date of such damage or destruction until the improvements have been repaired or restored and the Premises have been delivered to Lessee in the manner and in the condition provided by this Section. If Lessee exercises its option to terminate this Lease because of such fire or other casualty, rent shall be prorated as of the date of damage or destruction.

            15. Taxes. Lessee shall pay before delinquent all property taxes and ad valorem taxes and/or assessments (which can be paid in installments as allowed by law) that are levied against the Building and the Premises and/or Lessor's personal property installed or located in or about the Building and the Premises, which are assessed or payable during any year within the term of this Lease. Lessor shall not be liable for any taxes on Lessee's personal or other property located on or at the Premises.

            16. Quiet Enjoyment. Lessor covenants, warrants and represents that it has full right and power to execute this Lease and to grant the estate demised herein and Lessee shall peaceably hold and quietly enjoy the Premises, and shall have the right of ingress and egress to and from the Premises.

            17. Default by Lessee; Remedies. It is mutually agreed that in the event Lessee shall default in the payment of rent herein reserved when due, Lessor shall forward notice in writing of such default to Lessee, and failure of Lessee to cure such default within thirty (30) days after the date of receipt of such notice shall, at the option of Lessor, constitute an event of default. If Lessee shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and if Lessor shall give Lessee notice in writing of such default and if Lessee shall fail to cure such default within thirty (30) days after the date of receipt of such notice or if the default is of such a character as to require more than thirty
(30) days to cure then, if Lessee shall fail to use reasonable diligence in curing such default within such additional time as is reasonably necessary to do so, Lessor shall have the right to cure such default and the sums reasonably expended by Lessor in doing so shall be deemed to be additional rent and on demand shall be paid by Lessee on the date when rent shall next become due and payable. Upon the failure of Lessee to cure its default as provided herein, Lessor shall have the immediate right to terminate this Lease, at its option and pursue whatever rights and remedies it may have against Lessee by reason of such default. The remedies provided to Lessor herein are nonexclusive and cumulative and the pursuit by Lessor of one remedy does not waive its right to pursue any and all other remedies it may have.

            18. Default by Lessor; Remedies. Lessor shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Lessor shall have failed to perform such obligations within thirty (30) days after notice by Lessee to Lessor specifying the manner in which Lessor has failed to perform any such obligation, or if the default is of such a character as to require more than thirty (30) days to cure then, if Lessor shall fail to use reasonable diligence in curing such default within such additional time as is reasonably necessary to do so; provided, however, this shall not be construed as granting Lessor additional time within which to effect repairs as provided in
Section 14 above. Upon the failure of Lessor to cure its default as provided herein, Lessee shall have the immediate right to terminate this Lease or cure Lessor's default and deduct any amounts expended in so curing from the rental or other payments due by Lessee to Lessor under any agreement, at its option, and to pursue whatever other rights and remedies it may have against Lessor by reason of its default. The remedies provided to Lessee herein are nonexclusive and cumulative and the pursuit by Lessee of one remedy does not waive its right to pursue any and all other remedies it may have.

            19. Time of the Essence. The parties hereto agree that with respect to the performance of all terms, conditions and covenants of this Lease, time is of the essence.

            20. Incorporation of Prior Agreements and Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matters shall be effective. This Lease may be modified in writing, signed by the parties in interest at the time of such modification.

            21. Notices. All notices under this Lease must be in writing and sent by United States mail, postage prepaid, addressed as follows, except that any party may by written notice given as aforesaid change its address for subsequent notices to be given hereunder:

            (a) Lessor:                 Wilkinson Development, Inc.
                                        P. O. Box 905
                                        102 North Dewey Street
                                        North Platte, NE 69103

            (b) Lessee:                 ACI Telecentrics, Incorporated
                                        3100 West Lake St., Suite 300
                                        Minneapolis, MN 55416

            22. LB 775. All sales and use tax refunds payable pursuant to the Nebraska Employment and Investment Growth Act ("LB 775") for construction of the Building to be constructed by Lessor pursuant to Section 8 hereof and the payment of sales and use taxes for the purchase or lease of tangible personal property in conjunction with the construction of the Building shall be paid to Lessee, whether paid directly by the State of Nebraska to Lessee, or if such amounts are initially paid to Lessor, such amounts will be remitted by Lessor to Lessee. All applicable Nebraska state and local use taxes will be paid by Lessor and Lessor's contractors and subcontractors. Lessor will contractually require all its contractors and subcontractors to pay such taxes. Lessor shall appoint Lessor's contractors and subcontractors as agents to purchase the tangible personal property (such as building materials) to be incorporated into the Building. The appointment shall be made by having Lessor enter into purchasing agent appointment agreements with Lessor's contractors and subcontractors before such property is purchased by Lessor's contractors or subcontractors. This purchasing agent appointment agreement shall be in such form as is necessary for purposes of LB 775. Lessor shall keep sufficient written records to establish the payment to the State of Nebraska of all Nebraska state and local sales and use taxes paid by Lessor and Lessor's contractors or subcontractors on tangible personal property incorporated into the Building.

            23. Binding Effect. This Lease, when fully executed and approved, shall be binding upon and inure to the benefit of the parties hereof, their heirs, administrators, executors, successors and assigns.

            24. Assignment or Subletting. Lessee may not mortgage, pledge, assign or sublease any right, title or interest that Lessee has in and to this Lease as to any portion of the Premises herein leased or otherwise allow occupancy to another without the prior written consent of Lessor, provided that the sublessee or assignee and Lessee remain bound by the terms of this Lease.

            25. Waiver. Any waiver by Lessor and Lessee of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rent so as accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

            26. Inspection. Except in the case of an emergency when no notice is required, Lessor shall have the right to go upon the Premises at reasonable times and hours and inspect the same with 24 hour prior notice, for the purpose of ascertaining the compliance of Lessee with the terms of this Lease.

            IN WITNESS WHEREOF, this Lease has been executed in multiple copies, each of which shall for all purposes be deemed an original and all of which shall evidence but one agreement between the parties hereto.


LESSOR:                                   LESSEE:

WILKINSON DEVELOPMENT, INC.               ACI TELECENTRICS, INCORPORATED


By: /s/ MARK D. WILKINSON                 By: /s/ STEVEN A. KAHN
Title: PRESIDENT                          Title: VICE PRESIDENT

STATE OF __________     )
                        )
COUNTY OF ________      )

            On this _____ day of September, 1997, before me a Notary Public in and for said county and state, personally appeared ___________________________, known to me to be the identical person who subscribed (his/her) name to the foregoing as ________________ of WILKINSON DEVELOPMENT, INC., a _______________ corporation, and acknowledged the execution thereof to be (his/her) voluntary act and deed and the voluntary act and deed of said corporation.


                                  Notary Public


STATE OF __________     )
                        )
COUNTY OF ________      )

            On this _____ day of September, 1997, before me a Notary Public in and for said county and state, personally appeared ___________________________, known to me to be the identical person who subscribed (his/her) name to the foregoing as ________________ of ACI TELECENTRICS, INCORPORATED, a _______________ corporation, and acknowledged the execution thereof to be (his/her) voluntary act and deed and the voluntary act and deed of said corporation.


                                  Notary Public